                                                                    Exhibit 10.1










                          AMERICAN COMMERCIAL LINES LLC

                     AMERICAN COMMERCIAL LINES HOLDINGS LLC



                                  $535,000,000

                                Credit Agreement



                            Dated as of June 30, 1998



                              Chase Securities Inc.
                                   as Arranger

                            The Chase Manhattan Bank
                             as Administrative Agent






[CHASE GRAPHIC]

                                TABLE OF CONTENTS




                                                                                                 Page
                                           ARTICLE I

                                          Definitions

SECTION 1.01.      Definitions...............................................................       1
SECTION 1.02.      Terms Generally...........................................................      19



                                           ARTICLE II

                                          The Credits

SECTION 2.01.      Commitments...............................................................      20
SECTION 2.02.      Loans.....................................................................      20
SECTION 2.03.      Borrowing Procedure.......................................................      21
SECTION 2.04.      Evidence of Debt; Repayment of Loans......................................      22
SECTION 2.05.      Fees......................................................................      22
SECTION 2.06.      Interest on Loans.........................................................      23
SECTION 2.07.      Default Interest..........................................................      23
SECTION 2.08.      Alternate Rate of Interest................................................      23
SECTION 2.09.      Termination and Reduction of Commitments..................................      24
SECTION 2.10.      Conversion and Continuation of Borrowings.................................      24
SECTION 2.11.      Repayment of Term Borrowings..............................................      25
SECTION 2.12.      Optional Prepayment.......................................................      27
SECTION 2.13.      Mandatory Prepayments.....................................................      28
SECTION 2.14.      Reserve Requirements; Change in Circumstances.............................      29
SECTION 2.15.      Change in Legality........................................................      30
SECTION 2.16.      Indemnity.................................................................      31
SECTION 2.17.      Pro Rata Treatment........................................................      31
SECTION 2.18.      Sharing of Setoffs........................................................      31
SECTION 2.19.      Payments..................................................................      32
SECTION 2.20.      Taxes.....................................................................      32
SECTION 2.21.      Assignment of Commitments Under Certain Circumstances;
                     Duty to Mitigate........................................................      33
SECTION 2.22.      Letters of Credit.........................................................      34



                                          ARTICLE III

                                 Representations and Warranties

SECTION 3.01.      Organization; Powers......................................................      37
SECTION 3.02.      Authorization.............................................................      37
SECTION 3.03.      Enforceability............................................................      38
SECTION 3.04.      Governmental Approvals....................................................      38
SECTION 3.05.      Financial Statements......................................................      38
SECTION 3.06.      No Material Adverse Change................................................      38
SECTION 3.07.      Title to Properties; Possession Under Leases..............................      38
SECTION 3.08.      Subsidiaries..............................................................      39

                                                                                                 Page

SECTION 3.09.      Litigation; Compliance with Laws..........................................      39
SECTION 3.10.      Agreements................................................................      39
SECTION 3.11.      Federal Reserve Regulations...............................................      40
SECTION 3.12.      Investment Company Act; Public Utility Holding Company Act................      40
SECTION 3.13.      Use of Proceeds...........................................................      40
SECTION 3.14.      Tax Returns...............................................................      40
SECTION 3.15.      No Material Misstatements.................................................      40
SECTION 3.16.      ERISA.....................................................................      40
SECTION 3.17.      Environmental Matters.....................................................      41
SECTION 3.18.      Insurance.................................................................      41
SECTION 3.19.      Security Documents........................................................      41
SECTION 3.20.      Location of Real Property, Leased Premises and Tugs and Barges............      42
SECTION 3.21.      Labor Matters.............................................................      42
SECTION 3.22.      Solvency..................................................................      43
SECTION 3.23.      Year 2000.................................................................      43


                                           ARTICLE IV

                                     Conditions of Lending

SECTION 4.01.      All Credit Events.........................................................      43
SECTION 4.02.      First Credit Event........................................................      44



                                           ARTICLE V

                                     Affirmative Covenants

SECTION 5.01.      Existence; Businesses and Properties......................................      47
SECTION 5.02.      Insurance.................................................................      48
SECTION 5.03.      Obligations and Taxes.....................................................      49
SECTION 5.04       Financial Statements, Reports, etc........................................      49
SECTION 5.05.      Litigation and Other Notices..............................................      50
SECTION 5.06.      Maintaining Records; Access to Properties and Inspections.................      50
SECTION 5.07.      Use of Proceeds...........................................................      50
SECTION 5.08.      Compliance with Environmental Laws........................................      50
SECTION 5.09.      Preparation of Environmental Reports......................................      51
SECTION 5.10.      Further Assurances........................................................      51


                                           ARTICLE VI

                                       Negative Covenants

SECTION 6.01.      Indebtedness..............................................................      52
SECTION 6.02.      Liens.....................................................................      53
SECTION 6.03.      Sale and Lease-Back Transactions..........................................      54
SECTION 6.04.      Investments, Loans and Advances...........................................      54
SECTION 6.05.      Mergers, Consolidations, Sales of Assets and Acquisitions.................      55
SECTION 6.06.      Dividends and Distributions; Restrictions on Ability of
                     Subsidiaries to Pay Dividends...........................................      56
SECTION 6.07.      Transactions with Affiliates..............................................      57

                                                                                                      Page

SECTION 6.08.           Business of Holdings, Borrower and Subsidiaries...........................      57
SECTION 6.09.           Other Indebtedness and Agreements.........................................      57
SECTION 6.10.           Capital Expenditures......................................................      57
SECTION 6.11.           Consolidated Leverage Ratio...............................................      58
SECTION 6.12.           Consolidated Interest Coverage Ratio......................................      58
SECTION 6.13.           Fiscal Year...............................................................      58


                                               ARTICLE VII

                        Events of Default.........................................................      59


                                               ARTICLE VIII

                        The Administrative Agent and the Collateral Agent.........................      61


                                                ARTICLE IX

                                              Miscellaneous

SECTION 9.01.           Notices...................................................................      62
SECTION 9.02.           Survival of Agreement.....................................................      63
SECTION 9.03.           Binding Effect............................................................      63
SECTION 9.04.           Successors and Assigns....................................................      63
SECTION 9.05.           Expenses; Indemnity.......................................................      66
SECTION 9.06.           Right of Setoff...........................................................      66
SECTION 9.07.           Applicable Law............................................................      67
SECTION 9.08.           Waivers; Amendment........................................................      67
SECTION 9.09.           Interest Rate Limitation..................................................      67
SECTION 9.10.           Entire Agreement..........................................................      68
SECTION 9.11.           WAIVER OF JURY TRIAL......................................................      68
SECTION 9.12.           Severability..............................................................      68
SECTION 9.13.           Counterparts..............................................................      68
SECTION 9.14.           Headings..................................................................      68
SECTION 9.15            Jurisdiction; Consent to Service of Process...............................      68
SECTION 9.16            Confidentiality...........................................................      69
SECTION 9.17.           Termination...............................................................      69


SCHEDULES:

Schedule 1.01(a)    --  Existing Credit Agreements
Schedule 1.01(b)    --  Subsidiary Guarantors
Schedule 2.01       --  Lenders and Commitments
Schedule 3.07(a)    --  Vessels Not Documented Under United States Law
Schedule 3.07(d)    --  Contractual Rights Regarding Mortgaged Property
Schedule 3.08       --  Subsidiaries
Schedule 3.09       --  Litigation
Schedule 3.17       --  Environmental Matters
Schedule 3.18       --  Insurance
Schedule 3.19(d)    --  Filing Offices-- Mortgages
Schedule 3.20(a)    --  Mortgaged Properties

Schedule 3.20(b)    --  Leased Properties
Schedule 3.20(c)    --  Tugs and Barges
Schedule 3.21       --  Labor Matters
Schedule 4.02(a)    --  Local Counsel
Schedule 6.01       --  Existing Indebtedness
Schedule 6.02       --  Existing Liens
Schedule 6.04(k)    --  Existing Loans to Garvan, C.A.
Schedule 6.07       --  Transactions with Affiliates


EXHIBITS:

Exhibit A     --     Form of Administrative Questionnaire
Exhibit B     --     Form of Assignment and Acceptance
Exhibit C     --     Form of Borrowing Request
Exhibit D     --     Form of Indemnity, Subrogation and Contribution Agreement
Exhibit E-1   --     Form of Fleet Mortgages
Exhibit E-2   --     Form of Mortgages
Exhibit F     --     Form of Parent Guarantee Agreement
Exhibit G     --     Form of Pledge Agreement
Exhibit H     --     Form of Security Agreement
Exhibit I     --     Form of Subsidiary Guarantee Agreement
Exhibit J-1   --     Form of Opinion of Kirkland & Ellis
Exhibit J-2   --     Form of Opinion of Local Counsel
Exhibit J-3   --     Form of Opinion of Maritime Counsel
Exhibit K     --     Form of Assignments of Insurances

                                    CREDIT AGREEMENT dated as of June 30, 1998,
                               among AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (the "Borrower"), AMERICAN COMMERCIAL LINES HOLDINGS LLC, a Delaware limited liability company ("Holdings"), the Lenders (as defined in Article I), and THE CHASE MANHATTAN BANK, a New York banking corporation, as issuing bank (in such capacity, the "Issuing Bank"), as administrative agent (in such capacity, the "Administrative Agent"), as security trustee (in such capacity, the "Security Trustee") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

         The Borrower has requested the Lenders to extend credit in the form of
(a) Tranche B Term Loans (such term and each other capitalized term used but not defined herein having the meaning given it in Article I) on the Closing Date, in an aggregate principal amount not in excess of $200,000,000, (b) Tranche C Term Loans on the Closing Date, in an aggregate principal amount not in excess of $235,000,000, and (c) Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $100,000,000. The Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $25,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries. The proceeds of the Term Loans, together with the proceeds of the Senior Unsecured Debt and the proceeds from the Equity Contribution, are to be used solely (a) to pay the cash consideration to be paid in connection with the Recapitalization, (b) to pay all amounts outstanding under the Existing Credit Agreements and all other existing Indebtedness of Holdings, the Borrower and its Subsidiaries, NMS, Inc., NBL and National Marine (other than Indebtedness permitted under Section 6.01(a)) and (c) to pay fees and expenses in connection with the Transactions. The proceeds of the Revolving Loans are to be used solely for general corporate purposes.

         The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "399" shall mean 399 Venture Partners, Inc.

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

         "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ABR Term Borrowing" shall mean a Borrowing comprised of ABR Term
Loans.

         "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Account" shall mean any right to payment for goods sold or for services rendered, whether or not it has been earned by performance.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

         "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A or such other form as may be supplied from time to time by the Administrative Agent.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "Agreement" shall mean this Credit Agreement as originally executed and as hereafter amended from time to time, including any exhibits hereto.

         "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Applicable Percentage" shall mean, for any day, with respect to any Eurodollar Loan or ABR Loan, or with respect to the Commitment Fees, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread--Revolving Loans", "Eurodollar Spread-- Tranche B Term Loans", "Eurodollar Spread--Tranche C Term Loans", "ABR Spread--Revolving Loans", "ABR Spread--Tranche B Term Loans", "ABR Spread--Tranche C Term Loans" or "Fee Percentage", as the case may be, based upon the Consolidated Leverage Ratio as of the relevant date of determination; provided that, until the Administrative Agent shall have received the Borrower's consolidated financial statements pursuant to Section 5.04(a) with respect to its fiscal year ended

December 25, 1998, the Consolidated Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage:





                                                    Eurodollar
                      Eurodollar         ABR          Spread-                    Eurodollar       ABR-
   Consolidated         Spread-        Spread-       Tranche B    ABR Spread-      Spread-       Spread
     Leverage          Revolving      Revolving        Term        Tranche B      Tranche C    Tranche C        Fee
       Ratio             Loans          Loans          Loans       Term Loans    Term Loans    Term Loans   Percentage
       -----             -----          -----          -----       ----------    ----------    ----------   ----------

Category 1               2.25%          1.25%          2.50%         1.50%          2.75%        1.75%        0.500%
----------
Equal to or
greater than 4.5
to 1.0

Category 2               2.00%          1.00%          2.25%         1.25%          2.50%        1.50%        0.500%
----------
Equal to or
greater than 4.0
to 1.0 but less
than 4.5 to 1.0

Category 3               1.75%          0.75%          2.00%         1.00%          2.25%        1.25%        0.500%
----------
Equal to or
greater than 3.5
to 1.0 but less
than 4.0 to 1.0

Category 4               1.50%          0.50%          2.00%         1.00%          2.25%        1.25%        0.375%
----------
Equal to or
greater than 3.0
to 1.0 but less
than 3.5 to 1.0

Category 5               1.25%          0.25%          2.00%         1.00%          2.25%        1.25%        0.375%
----------
Less than 3.0 to
1.0




         Each change in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b), or (b) at any time after the occurrence and during the continuance of an Event of Default, the Consolidated Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

         "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative

Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

         "Asset Sale" shall mean the sale, transfer or other disposition (by way of merger or otherwise) by the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any Capital Stock or equity interests of any of the Subsidiaries (other than directors' qualifying shares or interests) or (b) any other assets of the Borrower or any of the Subsidiaries (other than (i) inventory, excess, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) assets transferred with an aggregate fair market value not exceeding $25,000,000 in any fiscal year of the Borrower in connection with the replacement or upgrade of a tangible asset of the Borrower or any Subsidiary Guarantor which will be used in a Related Business and is acquired, or commitments to acquire such asset have been made, within 270 days of such transfer, (iii) dispositions resulting in Casualty Proceeds or Condemnation Proceeds or (iv) sales or transfers (x) by or among Foreign Subsidiaries or (y) from a Loan Party to a Foreign Subsidiary (or, unless and until Garvan shall become a Foreign Subsidiary, to Garvan) to the extent, in the case of this clause (y), that (A) such Loan Party would be permitted to advance the fair market value of the asset transferred to such Foreign Subsidiary or, if applicable, to Garvan under Section 6.04(c) or 6.04(l), respectively, and (B) any such transfer is treated as an intercompany loan pursuant to Section 6.04(c) or 6.04(l), respectively, and evidenced by an intercompany note pledged to the Collateral Agent pursuant to the Pledge Agreement for the benefit of the Secured Parties), provided that any asset sale or series of related asset sales described in clause (b) above (including by way of condemnation or casualty) having a value not in excess of $750,000 shall be deemed not to be an "Asset Sale" for purposes of this Agreement.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

         "Assignments of Insurances" shall mean each of the Assignments of Insurances, substantially in the form of Exhibit K, between the Borrower and the Collateral Agent and Security Trustee for the benefit of the Secured Parties.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "Borrowing Request" shall mean a request by the Borrower, executed by a Responsible Officer of the Borrower, in accordance with the terms of Section
2.03 and substantially in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

         "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock" of any person shall mean any and all shares, interests (including membership and economic interests in a limited liability company), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but excluding any debt securities convertible into such equity prior to such conversion.


         "Casualty" shall have the meaning set forth in each of the Mortgages and the Fleet Mortgages.

         "Casualty Proceeds" shall have the meaning set forth in each of the Mortgages and the Fleet Mortgages.

         A "Change in Control" shall be deemed to have occurred if (a) prior to the first fully distributed public offering of Voting Stock of Holdings, (i) the Permitted Holders and the Permitted Transferees shall cease to own directly or indirectly, beneficially or of record, shares representing at least 51% on a fully diluted, as if converted, basis of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of Holdings, (ii) 399 and its Permitted Transferees shall cease to own directly or indirectly, beneficially or of record, shares representing at least 35% on a fully diluted, as if converted, basis of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of Holdings, provided that if 399 at any time shall not be permitted to hold more than 24.9% of such voting power under any applicable law, regulation or order of any applicable Governmental Authority, then a Change of Control shall not be deemed to have occurred so long as 399 owns, directly or indirectly, beneficially or of record, at least 24.9% of such voting power; (b) after the first fully distributed public offering of Voting Stock of Holdings, the Permitted Holders and the Permitted Transferees shall cease to own directly or indirectly, beneficially or of record, shares representing at least 25% on a fully diluted, as if converted, basis of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of Holdings; (c) after the first fully distributed public offering of Voting Stock of Holdings, any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than the Permitted Holders and the Permitted Transferees shall own directly or indirectly, beneficially or of record, a percentage of the issued and outstanding Voting Stock of Holdings on a fully diluted, as if converted, basis having ordinary voting power in excess of the percentage then owned, directly or indirectly, beneficially and of record, on a fully diluted, as if converted, basis, by the Permitted Holders and the Permitted Transferees; (d) a majority of the seats (except in the case of any vacancy for 60 days or less resulting from the death or resignation of any director of Holdings) on the board of managers or analogous body of Holdings shall at any time be occupied by persons who were not (i) nominated by the board of directors or analogous body of Holdings, (ii) appointed by directors so nominated or (iii) appointed by one or more Permitted Holders or Permitted Transferees; (e) any change in control (or similar event, however denominated) with respect to Holdings or the Borrower shall occur under and as defined in any indenture or agreement in respect of Indebtedness to which any such person or any Subsidiary is a party; or (f) Holdings shall cease to own, beneficially and of record, 100% of the issued and outstanding Capital Stock of the Borrower.

         "Closing Date" shall mean the date of the first Credit Event.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

         "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

         "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

         "Condemnation" shall have the meaning set forth in each of the Mortgages and the Fleet Mortgages.

         "Condemnation Proceeds" shall have the meaning set forth in each of the Mortgages and the Fleet Mortgages.

         "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated June 1998.

         "Consolidated Capital Expenditures" shall mean, for any period, the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower or any of the Subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant and equipment" or similar items reflected in the consolidated statement of cash flows of the Borrower and the Subsidiaries for such period (including the amount of assets leased in connection with any Capital Lease Obligation), and (b) to the extent not included pursuant to clause (a) above, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower or any Subsidiary during such period to acquire, by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any person; provided, however, that, for purposes of
Section 6.10 only, to the extent the Borrower or a Subsidiary uses, within 270 days of the receipt thereof, (i) the proceeds of the disposition of assets described in clause (b)(i) or (ii) of the definition of the term "Asset Sale" or
(ii) Casualty Proceeds or Condemnation Proceeds to purchase, construct, repair, lease or replace any property, plant or equipment, the amount of the related Consolidated Capital Expenditure shall be reduced by the amount of such proceeds.

         "Consolidated Current Assets" shall mean, as of any date of determination, the total assets that would properly be classified as current assets (other than cash and cash equivalents) of the Borrower and the Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Current Liabilities" shall mean, as of any date of determination, the total liabilities (other than, without duplication, (a) the current portion of long-term Indebtedness and (b) outstanding Revolving Loans) that would properly be classified as current liabilities of the Borrower and the Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net Income, (a) the sum, without duplication, of (i) all Federal, state, local and foreign taxes, and Tax Distributions, (ii) Consolidated Net Interest Expense and (iii) depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortization of debt discounts), minus, to the extent added in computing such Consolidated Net Income, (b) any non-cash income or non-cash gains, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

         "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Net Interest Expense for such period.

         "Consolidated Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Net Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date. For purposes of determining the Consolidated Leverage Ratio as of September 25, 1998, December 25, 1998, and March 26, 1999, Consolidated EBITDA shall be deemed to be (i) $51,265,000 for the fiscal quarter ended December 26, 1997, (ii) $22,576,000 for the fiscal quarter ended March 27, 1998, and (iii) $28,208,000 for the fiscal quarter ended June 25, 1998, respectively.

         "Consolidated Net Income" shall mean, for any period, net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income of any person in which any other person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any wholly owned Subsidiary by such person during such period, (b) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date that person's assets are acquired by the Borrower or any of the Subsidiaries, (c) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any gains or losses attributable to sales of assets out of the ordinary course of business (net of taxes incurred (or in the case of a loss, any tax benefit realized) and Tax Distributions payable with respect thereto), (e) (to the extent not included in clauses (a) through (d) above) any non-cash extraordinary gains or non-cash extraordinary losses (net of taxes incurred (or in the case of a loss, any tax benefit realized) and Tax Distributions payable with respect thereto) and (f) any Tax Distributions payable with respect to such period.

         "Consolidated Net Interest Expense" shall mean, for any period, the gross cash interest expense of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including the portion of any payments or accruals with respect to Capital Lease Obligations that are allocable to interest expense in accordance with GAAP, but excluding
(a) the amortization of debt discounts and (b) the amortization of all fees (including fees with respect to Interest Rate Protection Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP (including fees and expenses in connection with the Transactions and the first Credit Event) less the total interest income of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, gross cash interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to Interest Rate Protection Agreements.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Credit Event" shall have the meaning assigned to such term in Section 4.01.

         "CSX" shall mean CSX Corporation.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

         "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any

Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. Sections 7401 et seq., the
Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections
651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "Equity Contribution" shall mean the contribution by VGI Investors to Holdings of an aggregate amount of $60,000,000 in exchange for (a) Junior Preferred Interests in an aggregate stated amount of $59,454,545 and (b) Junior Common Interests in an aggregate stated amount of $545,455.

         "Equity Issuance" shall mean the issuance by Holdings, the Borrower or any Subsidiary of any equity securities or any other equity interests of Holdings, the Borrower or any Subsidiary, as applicable, or the receipt by Holdings, the Borrower or any Subsidiary of any capital contribution, in each case, after the Closing Date, other than (a) any such issuance of equity securities or other equity interests to, or receipt of any such capital contribution from, Holdings, the Borrower or a Subsidiary, (b) any issuance of directors' qualifying shares, (c) any issuance of equity securities or other equity interests by Holdings to management or key employees of Holdings, the Borrower or any Subsidiary to the extent that the Net Cash Proceeds therefrom shall not exceed $1,000,000 during any fiscal year of the Borrower, (d) any issuance of equity securities or other equity interests by any Foreign Subsidiary to existing stockholders of such Foreign Subsidiary as a result of a capital call by such Foreign Subsidiary, (e) any issuance or issuances by Holdings of equity securities to the extent that the Net Cash Proceeds therefrom shall not exceed $1,000,000 during any fiscal year (net of any such Net Cash Proceeds used substantially concurrently to purchase equity securities of Holdings from management or key employees of Holdings, the Borrower or any Subsidiary upon their death, disability or termination of employment) and (f) any Sponsor Equity Contribution.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

         "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Term Borrowing" shall mean a Borrowing comprised of Eurodollar Term Loans.

         "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Excess Cash Flow" shall mean, for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) extraordinary cash income of the Borrower and its consolidated Subsidiaries, if any, during such fiscal year and not included in Consolidated EBITDA and (iii) reductions to non-cash working capital of the Borrower and its consolidated Subsidiaries for such fiscal year (i.e., the decrease, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such fiscal year) over (b) the sum, without duplication, of (i) the amount of any cash income taxes and cash foreign withholding taxes payable by the Borrower and its consolidated Subsidiaries, and the amount of any Tax Distributions payable, in each case with respect to such fiscal year, (ii) cash interest paid (net of cash interest received) by the Borrower and its consolidated Subsidiaries during such fiscal year, (iii) Consolidated Capital Expenditures made in cash in accordance with Section 6.10 during such fiscal year, except to the extent financed with the proceeds of Indebtedness or a Sponsor Equity Contribution, (iv) scheduled principal repayments of Indebtedness made by the Borrower and its consolidated Subsidiaries during such fiscal year,
(v) optional and mandatory prepayments of the principal of Loans during such fiscal year, but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of the Loans, (vi) extraordinary cash expenses paid by the Borrower and its consolidated Subsidiaries, if any, during such fiscal year and not included in Consolidated EBITDA and (vii) additions to non-cash working capital for such fiscal year (i.e., the increase, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such fiscal year), provided that to the extent otherwise included therein, the Net Cash Proceeds of Asset Sales and dispositions resulting in Casualty Proceeds or Condemnation Proceeds and gains or losses resulting from translation of foreign currencies shall be excluded from the calculation of Excess Cash Flow.

         "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender under the laws in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).


         "Existing Credit Agreements" shall mean the agreements listed in
Schedule 1.01(a).

         "Family Group" shall mean, with respect to a natural person, such person, such person's spouse, siblings, and descendants (whether natural, by marriage or adopted) and any trust solely for the benefit of such person and/or such person's spouse, siblings, their respective ancestors and/or descendants (whether natural, by marriage or adopted).

         "Fee Letter" shall mean the Fee Letter dated April 17, 1998, between VGI and the Administrative Agent.

         "Fees" shall mean the Commitment Fees, the Administrative Agent's Fees, the L/C Participation Fees and the Issuing Bank Fees.

         "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.

         "Financing Transactions" shall mean (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the execution, delivery and performance by each Loan Party of the Senior Unsecured Debt Documents to which it is to be a party, the issuance of the Senior Unsecured Debt and the use of the proceeds thereof and (c) the Equity Contribution.

         "Fleet Mortgages" shall mean the first preferred fleet mortgages delivered pursuant to clause (i) of Section 4.02(j) or pursuant to Section 5.10, as supplemented from time to time pursuant to the terms thereof, each substantially in the form of Exhibit E-2.

         "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

         "Garvan" shall mean Garvan, C.A., a Venezuelan company.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantee Agreements" shall mean the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

         "Guarantors" shall mean Holdings and the Subsidiary Guarantors.

         "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business),
(d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person,
(e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property, valued at the fair market value of the assets subject to such Lien (in the case of nonrecourse Indebtedness) owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, except to the extent that the terms of such Indebtedness provide otherwise.

         "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

         "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiary Guarantors and the Collateral Agent.

         "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earlier of (i) the next succeeding March 31, June 30, September 30 or December 31 and (ii) the Revolving Credit Maturity Date, the Tranche B Maturity Date or the Tranche C Maturity Date, as applicable; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect the Borrower or any Subsidiary against fluctuations in interest rates, and not entered into for speculation.

         "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.05(c).

         "Junior Preferred Interests" shall mean junior preferred limited liability company membership interests in Holdings.

         "Junior Common Interests" shall mean voting and nonvoting junior common limited liability company membership interests in Holdings.

         "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.22.

         "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

         "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

         "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c) .

         "Lenders" shall mean (a) the financial institutions listed on Schedule
2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

         "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.22.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not so available at such time for any reason, the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of Holdings dated as of June 30, 1998, by and among Holdings, CSX Corporation, VGI, National Marine and certain other persons party thereto.

         "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee Agreements, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

         "Loan Parties" shall mean the Borrower and the Guarantors.

         "Loans" shall mean the Revolving Loans and the Term Loans.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, condition (financial or otherwise), liabilities, prospects or material agreements of Holdings, the Borrower and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Borrower and the other Loan Parties to perform any of their obligations under the Loan Documents to which they are or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

         "Mortgaged Properties" shall mean (a) the owned real properties and leasehold and subleasehold interests of the Loan Parties specified on Schedules 3.20(a) and 3.20(b) and (b) the Vessels specified on Schedule 3.20(c).

         "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(j) or pursuant to
Section 5.10, each substantially in the form of Exhibit E-1.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "National Marine" shall mean National Marine, Inc., a Delaware corporation and wholly owned subsidiary of VGI.

         "National Marine Contribution" shall mean the transfer by National Marine of all the limited liability membership interests in NMI Holdings pursuant to, and in accordance with the terms of, the Recapitalization Documents to Holdings in exchange for (a) Junior Preferred Interests in an aggregate stated amount of up to $1,500,000, (b) Junior Common Interests in an aggregate stated amount of up to $110,909 and (c) Senior Common Interests in an aggregate stated amount of up to $3,389,091 (with a future profits interests in Holdings of up to $32,500,000), in each case subject to adjustment as set forth in the Recapitalization Documents.

         "NBL" shall mean NBL, Inc., a Louisiana corporation and a subsidiary of VGI.

         "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received and including all insurance settlements and condemnation awards in any fiscal year of the Borrower in excess of $250,000), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes and Tax Distributions paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), (b) with respect to any issuance or disposition of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred, and Tax Distributions payable, in connection therewith and (c) with respect to any Equity Issuance or Sponsor Equity Contribution, the cash proceeds thereof, net of all customary fees, commissions, costs and other expenses incurred, and Tax Distributions payable, in connection therewith.

         "Net Debt" shall mean, at any date and without duplication, (a) the aggregate amount of all Indebtedness of the Borrower and the Subsidiaries on a consolidated basis at such date (other than any Indebtedness described in clause
(i) or, except to the extent of any unreimbursed drawings thereunder, (j) of the definition of the term "Indebtedness") minus (b) the aggregate amount of all cash and Permitted Investments as shown on the Borrower's consolidated balance sheet on such date.

         "NMI Holdings" shall mean NMI Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of National Marine.

         "NMI Holdings Merger" shall mean the merger of NMI Holdings and its subsidiaries with and into Holdings, with Holdings as the surviving limited liability company, and with certain subsidiaries of NMI Holdings surviving as direct or indirect wholly owned Subsidiaries of the Borrower.

         "Non-Pledged Foreign Subsidiaries" shall mean ACL Venezuela Ltd. and ACBL Hidrovias Ltd., for so long as the Borrower is restricted under agreements in effect on the Closing Date from pledging or causing to be pledged the Capital Stock of such Foreign Subsidiaries.

         "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

         "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

         "Parent Guarantee Agreement" shall mean the Parent Guarantee Agreement, substantially in the form of Exhibit F, made by Holdings in favor of the Collateral Agent for the benefit of the Secured Parties.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

         "Permitted Holders" shall mean 399, CSX, their respective Affiliates and management existing at the Borrower, Holdings or any Subsidiary on the Closing Date or within 90 days thereafter.

         "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 or any Lender;

                  (d) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000; and

                  (e) shares of funds registered under the Investment Company Act of 1940, as amended, that have assets of at least $100,000,000 and invest only in obligations described in clauses (a) through (d) above, to the extent that such shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Ratings Service in one of the two highest rating categories assigned by such agency for shares of such nature.

         "Permitted Transferees" shall mean with respect to a person, such person's Affiliates, limited partners, stockholders, directors and employees (and partnerships or trusts of which such directors and employees are the sole partners or beneficiaries), and in the case of a natural person, pursuant to applicable laws of descent and distribution or to any member of such person's Family Group.

         "person" shall mean any natural person, corporation, unincorporated organization, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit G, among the Borrower, Holdings, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

         "Recapitalization" shall mean the recapitalization of Holdings pursuant to, and in accordance with the terms of, the Recapitalization Documents, including (a) the VGI Asset Transfer, (b) the National Marine Contribution, (c) the NMI Holdings Merger and (d) the issuance of equity securities of Holdings thereunder.

         "Recapitalization Agreement" shall mean the Recapitalization Agreement dated as of April 17, 1998, among CSX Corporation, VGI, Holdings, the Borrower and National Marine, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof and hereof.

         "Recapitalization Documents" shall mean the Recapitalization Agreement and all other agreements and documents relating to the transactions contemplated thereby.

         "Register" shall have the meaning given such term in Section 9.04(d).

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Related Business" shall mean any business of the Borrower and its Subsidiaries as conducted on the Closing Date and any business related, ancillary or complementary thereto.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to,
(i) or (ii) above.

         "Required Lenders" shall mean, at any time, Lenders having Loans, L/C Exposure and unused Revolving Credit and Term Loan Commitments representing at least a majority of the sum of all Loans outstanding, L/C Exposure and unused Revolving Credit and Term Loan Commitments at such time.

         "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to

Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure.

         "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

         "Revolving Credit Maturity Date" shall mean June 30, 2005.

         "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (c) of Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

         "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

         "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit H, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "Security Documents" shall mean the Mortgages, the Fleet Mortgages, the Security Agreement, the Pledge Agreement, the Assignments of Insurances and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

         "Senior Common Interests" shall mean senior common limited liability company membership interests in Holdings.

         "Senior Preferred Interests" shall mean senior preferred limited liability company membership interests in Holdings.

         "Senior Unsecured Notes" shall mean the Senior Notes due 2008 to be issued by the Borrower and a special purpose co-obligor of the Borrower on the Closing Date in the aggregate principal amount of $300,000,000.

         "Senior Unsecured Debt " shall mean the Senior Unsecured Notes, any Guarantees thereof and the Indebtedness represented thereby.

         "Senior Unsecured Debt Documents" shall mean the indenture under which the Senior Unsecured Notes are issued and all other instruments, agreements and other documents evidencing or governing the Senior Unsecured Notes or providing for any Guarantee or other right in respect thereof.

         "Sponsor Equity Contribution" shall mean the issuance by Holdings of any equity securities or other equity interests of Holdings to one or more Permitted Holders to the extent that the Net Cash Proceeds therefrom are committed to finance a Consolidated Capital Expenditure at the time of such issuance and are used to finance a Consolidated Capital Expenditure within 270 days after such Net Cash Proceeds are received.

         "Statutory Reserves " shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any direct or indirect subsidiary of the Borrower, after giving effect to the Recapitalization.

         "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit I, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Subsidiary Guarantor" shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to a Subsidiary Guarantee Agreement.

          "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Tax Distribution" shall mean, so long as the Borrower is a limited liability company, distributions to Holdings as sole member (or shareholder) of the Borrower in an aggregate amount, with respect to any taxable period ending after March 31, 1998, not to exceed the amount payable by Holdings pursuant to the tax distribution provisions of the LLC Agreement, as in effect on the date of this Agreement, to the holders of Holdings' Capital Stock as a direct result of their holding membership interests in Holdings; provided that with respect to any period during which Borrower is included in a consolidated group (other than as the parent of such group) for Federal income tax purposes (by reason of an initial public offering or otherwise), Borrower shall be permitted to distribute to the parent company of such group cash in an amount equal to the combined Federal, state and local income taxes that would be paid by the Borrower and its domestic Subsidiaries with respect to such period if they operated as a single Delaware corporation filing separate tax returns with respect to their combined actual taxable income.

         "Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans or Tranche C Term Loans.

         "Term Loan Commitments" shall mean the Tranche B Commitments and the Tranche C Commitments.

         "Term Loan Repayment Dates" shall mean the Tranche B Term Loan Repayment Dates and the Tranche C Term Loan Repayment Dates.

         "Term Loans" shall mean the Tranche B Term Loans and the Tranche C Term Loans.

         "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

         "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

         "Tranche B Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche B Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "Tranche B Maturity Date" shall mean June 30, 2006.

         "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

         "Tranche B Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(i).

         "Tranche B Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01. Each Tranche B Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.

         "Tranche C Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche C Term Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche C Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "Tranche C Maturity Date" shall mean June 30, 2007.

         "Tranche C Term Borrowing" shall mean a Borrowing comprised of Tranche C Term Loans.

         "Tranche C Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(ii).

         "Tranche C Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Each Tranche C Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.

         "Transactions" shall mean the Recapitalization and the Financing Transactions.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

         "Vessels" shall mean the towboats and barges listed on Schedule
3.20(c).

         "VGI" shall mean Vectura Group, Inc, a Delaware corporation and any successor thereto (whether by merger, consolidation, liquidation or otherwise).

         "VGI Asset Transfer" shall mean, pursuant to, and in accordance with the terms of, the Recapitalization Documents, (a) the transfer by VGI and its subsidiaries of all their consolidated assets (other than certain limited assets and interests in certain subsidiaries as set forth in the Recapitalization Documents) to NMI Holdings and subsidiaries of NMI Holdings, (b) the assumption by NMI Holdings and subsidiaries of NMI Holdings of all liabilities of VGI, National Marine and NBL (other than certain limited liabilities as set forth in the Recapitalization Documents) and (c) the issuance by NMI Holdings of all its limited liability company membership interests to National Marine.

         "VGI Investors" shall mean VGI and certain investors arranged by VGI.

         "Voting Stock" of a person shall mean all classes of Capital Stock of such person then outstanding and normally entitled to vote in the election of directors (or persons performing similar functions).

         "wholly owned Subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement or to reflect the application of Accounting Principles Board Opinions 16 and 17 on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for either such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, or without the application of Accounting Principles Board Opinions 16 and 17, as applicable, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

                                   ARTICLE II

                                   The Credits

         SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Tranche B Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Tranche B Commitment, (b) to make a Tranche C Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Tranche C Commitment, and (c) to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the limits set forth in clause (c) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

         SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

         (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that (i) the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than nine Eurodollar Borrowings outstanding hereunder at any time and (ii) without the consent of the Administrative Agent, the Borrower shall not be entitled to submit a request for any Eurodollar Borrowing prior to July 1, 1998. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, credit the amounts so received to an account in the name of the Borrower, maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing (in lieu of interest that would otherwise become due to such Lender pursuant to
Section 2.06) and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount (excluding interest thereon) shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request a Borrowing pursuant to which the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

         (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a) (in lieu of interest that would otherwise become due to such Lender pursuant to Section 2.06), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

         SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Tranche B Term Borrowing, a Tranche C Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the

Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Term Loan of such Lender as provided in Section 2.11 and the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year (beginning September 30, 1998) and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Percentage set forth under the heading "Fee Percentage" in the definition of the term "Applicable Percentage" per annum in effect from time to time on the average daily unused amount of the Commitments of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of this Section 2.05, the unused amount of any Lender's Revolving Credit Commitment on any date shall equal such Lender's Revolving Credit Commitment on such date minus such Lender's Revolving Credit Exposure on such date.

         (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

         (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year (beginning September 30, 1998) and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees specified from time to time by the Issuing Bank (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

         (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount from the date of such default to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00% per annum.

         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined in good faith that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, but, in any event, prior to the commencement of any Interest Period, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on July 15, 1998, if the initial Credit Event shall not have occurred by such time.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, in each case, without premium or penalty, either of the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of either of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

         (c) Each reduction in either of the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the unpaid Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 11:00 a.m., New York City time, on the Business Day of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

               (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

              (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

             (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued and unpaid interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

              (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

               (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

              (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

             (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than the applicable Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings comprised of Tranche B Term Loans or Tranche C Term Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the ABR Term Borrowings comprised of Tranche B Term Loans or Tranche C Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date;

            (viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan; and

              (ix) without the consent of the Administrative Agent, the Borrower shall not be entitled to request the conversion of any ABR Borrowing to a Eurodollar Borrowing prior to July 1, 1998.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

         SECTION 2.11. Repayment of Term Borrowings. (a) (i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next succeeding Business Day (each such date being a "Tranche B Term Loan Repayment Date"), a principal amount of the Tranche B Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(g)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

          Date                                                    Amount
          ----                                                    ------

          September 30, 1998                                    $250,000
          December 31, 1998                                      250,000
          March 31, 1999                                         250,000
          June 30, 1999                                          250,000
          September 30, 1999                                     250,000
          December 31, 1999                                      250,000
          March 31, 2000                                         250,000
          June 30, 2000                                          250,000
          September 30, 2000                                     250,000
          December 31, 2000                                      250,000
          March 31, 2001                                         250,000
          June 30, 2001                                          250,000
          September 30, 2001                                     250,000
          December 31, 2001                                      250,000
          March 31, 2002                                         250,000
          June 30, 2002                                          250,000
          September 30, 2002                                     250,000
          December 31, 2002                                      250,000
          March 31, 2003                                         250,000
          June 30, 2003                                          250,000
          September 30, 2003                                   5,000,000
          December 31, 2003                                    5,000,000
          March 31, 2004                                       5,000,000
          June 30, 2004                                        5,000,000
          September 30, 2004                                  18,750,000
          December 31, 2004                                   18,750,000
          March 31, 2005                                      18,750,000
          June 30, 2005                                       18,750,000
          September 30, 2005                                  25,000,000
          December 31, 2005                                   25,000,000
          March 31, 2006                                      25,000,000
          Tranche B Maturity Date                             25,000,000

         (ii) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being a "Tranche C Term Loan Repayment Date"), a principal amount of the Tranche C Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(g)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

                  Date                                                    Amount
                  ----                                                    ------

                  September 30, 1998                                    $250,000
                  December 31, 1998                                      250,000
                  March 31, 1999                                         250,000
                  June 30, 1999                                          250,000
                  September 30, 1999                                     250,000
                  December 31, 1999                                      250,000
                  March 31, 2000                                         250,000
                  June 30, 2000                                          250,000

                  September 30, 2000                                     250,000
                  December 31, 2000                                      250,000
                  March 31, 2001                                         250,000
                  June 30, 2001                                          250,000
                  September 30, 2001                                     250,000
                  December 31, 2001                                      250,000
                  March 31, 2002                                         250,000
                  June 30, 2002                                          250,000
                  September 30, 2002                                     250,000
                  December 31, 2002                                      250,000
                  March 31, 2003                                         250,000
                  June 30, 2003                                          250,000
                  September 30, 2003                                     250,000
                  December 31, 2003                                      250,000
                  March 31, 2004                                         250,000
                  June 30, 2004                                          250,000
                  September 30, 2004                                     250,000
                  December 31, 2004                                      250,000
                  March 31, 2005                                         250,000
                  June 30, 2005                                          250,000
                  September 30, 2005                                     250,000
                  December 31, 2005                                      250,000
                  March 31, 2006                                         250,000
                  June 30, 2006                                          250,000
                  September 30, 2006                                  56,750,000
                  December 31, 2006                                   56,750,000
                  March 31, 2007                                      56,750,000
                  Tranche C Maturity Date                             56,750,000

         (b) In the event and on each occasion that any Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each Term Loan Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

         (c) To the extent not previously paid, all Tranche B Term Loans and Tranche C Term Loans shall be due and payable on the Tranche B Maturity Date and Tranche C Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

         (d) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

         SECTION 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) in the case of Eurodollar Loans, or prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) on or prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

         (b) Optional prepayments of Term Loans shall be allocated pro rata between the then-outstanding Tranche B Term Loans and Tranche C Term Loans and applied, at the option of the Borrower, first, in chronological order to the installments of principal scheduled to be paid within 12 months after such prepayment and second, ratably against the remaining scheduled installments of principal due in respect of the Tranche B Term Loans and Tranche C Term Loans under Sections 2.11(a)(i) and (ii), respectively.

         (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to, but excluding, the date of payment.

         SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, first repay or prepay Revolving Credit Borrowings in an amount sufficient to eliminate such excess and second, to the extent of any remaining excess (after the prepayment of Revolving Loans), to replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties.

         (b) Not later than the third Business Day following the completion of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(g).

         (c) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply 100% of the Net Cash Proceeds therefrom to prepay outstanding Term Loans in accordance with Section 2.13(g).

         (d) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 25, 1998, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to 50% of Excess Cash Flow for the fiscal year (or, in the case of the fiscal year ended December 25, 1998, the portion thereof commencing on the Closing Date and ending on December 25, 1998) then ended.

         (e) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(g).

         (f) In the event that there shall occur any Casualty or Condemnation and, to the extent that pursuant to the applicable Mortgage or Fleet Mortgage, the Casualty Proceeds (less any required Tax Distributions) or Condemnation Proceeds (less any required Tax Distributions), as the case may be, are required to be used to prepay the Term Loans, then the Borrower shall apply an amount equal to 100% of such Casualty Proceeds or Condemnation Proceeds, as the case may be, to prepay outstanding Term Loans in accordance with Section 2.13(g).

         (g) Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata between the then-outstanding Tranche B Term Loans and Tranche C Term Loans, and applied, first, in chronological order to the installments of principal scheduled to be paid within 12 months after such prepayment and second, pro rata against the remaining scheduled installments of principal due in respect of Tranche B Term Loans and Tranche C Term Loans under Sections 2.11(a)(i) and (ii), respectively.

         (h) The Borrower shall deliver to the Administrative Agent, (i) at the time of each prepayment required under this Section 2.13, a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

         (i) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as the case may be, immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Loans to prepay Eurodollar Term Loans and (ii) allocable to Revolving Loans to prepay Eurodollar Revolving Loans, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Loans or Revolving Loans, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph
(i). The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurodollar Term Borrowings or Eurodollar Revolving Borrowings to be prepaid, as the case may be; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Issuing Bank and the Lenders, a security interest in the Prepayment Account to secure the Obligations.

         SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this

Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount reasonably deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts reasonably determined by such Lender or Issuing Bank to be necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

              (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

             (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

         SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Tranche B Term Loans, Tranche C Term Loans, Revolving Loans or participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Tranche B Term Loans, Tranche C Term Loans, Revolving Loans or participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Tranche B Term Loans, Tranche C Term Loans, Revolving Loans and L/C Exposure, as the case may be of such other Lender, so that the aggregate unpaid principal amount of the Tranche B Term Loans, Tranche C Term Loans, Revolving Loans and L/C Exposure and participations in Tranche B Term Loans, Tranche C Term Loans, Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Tranche B Term Loans, Tranche C Term Loans, Revolving Loans and L/C Exposure then outstanding as the principal amount of its Tranche B Term Loans, Tranche C Term Loans, Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Tranche B Term Loans, Tranche C Term Loans, Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Term Loan or Revolving Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank,) shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York by wire transfer.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that, if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition (but without duplication), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Each Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent) two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Foreign Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code) and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement or any other Loan Document. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement or designates a new lending office. In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this Section 2.20(e), a Foreign Lender shall not be required to deliver any form pursuant to this Section 2.20(e) that such Foreign Lender is not legally able to deliver.

         (f) If the Administrative Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.20, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made by the Borrower under this Section 2.20 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender or the Issuing Bank, as applicable, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender or the Issuing Bank, as applicable, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender or the Issuing Bank in the event the Administrative Agent or such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.20 shall require the Administrative Agent or any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other person.

         SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)) but with the reasonable assistance of the Administrative Agent, upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section
2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

         (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

         SECTION 2.22. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account or for the account of any wholly owned Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent

(reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $25,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

         (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

         (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement by 2:00 p.m. on the same Business Day or, if the Borrower shall have received notice of such L/C Disbursement later than 10:00 a.m., New York City time, on any Business Day or on a day which is not a Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

         (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

         Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

         (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

         (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

         (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder, without affecting its rights and obligations with respect to Letters of Credit previously issued by it. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.


                                   ARTICLE III

                         Representations and Warranties

         Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

         SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

         SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents, the Recapitalization Documents and the Senior Unsecured Debt Documents, to which it is or will be a party, the consummation of the Transactions and, in the case of the Borrower, the borrowings hereunder (a) have been duly authorized by all requisite corporate or limited liability company action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the articles of organization or operating agreement or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

         SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and the Fleet Mortgages, as the case may be, and (c) such as have been made or obtained and are in full force and effect.

         SECTION 3.05. Financial Statements. (a) Each of the Borrower, National Marine and VGI has heretofore furnished to the Lenders its consolidated balance sheets and statements of income and changes in financial condition (i) as of and for the fiscal year ended December 26, 1997 (in the case of the Borrower) and as of and for the fiscal year ended December 31, 1997 (in the case of National Marine and VGI), audited by and accompanied by the opinion of (x) Ernst & Young LLP, independent public accountants in the case of the Borrower, and (y) Arthur Andersen LLP, independent public accountants in the case of National Marine and VGI, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 27, 1998 (in the case of the Borrower) and as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1998 (in the case of National Marine and VGI), certified by their respective chief financial officers. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries or National Marine and its consolidated subsidiaries, as the case may be, as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries or National Marine and its consolidated subsidiaries, as the case may be, as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

         (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and related statements of operations and members' equity interest as of and for the twelve month period ended March 27, 1998, prepared giving effect to the Transactions as if they had occurred on such date (in the case of the unaudited pro forma consolidated balance sheet) and as of the beginning of such period (in the case of the related statements of operations and members' equity interest). Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed in good faith by the Borrower on the date hereof and on the Closing Date to be reasonable), are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date, assuming that the Transactions had actually occurred at such date.

         SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, condition (financial or otherwise), contingent liabilities, prospects or material agreements of Holdings, the Borrower and the Subsidiaries, taken as a whole, since December 31, 1997.

         SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Holdings, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02. Without limiting the generality of the foregoing, except as set forth on Schedule 3.07(a) each of the Vessels has been duly documented under the laws of the United States in the name of the Borrower or the Subsidiary listed on Schedule 3.20(c) as the owner thereof, and no other action is necessary to establish and perfect such entities' title to and interest in such Vessels.

         (b) Each of Holdings, the Borrower and the Subsidiaries is in compliance with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Holdings, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         (c) Except as set forth on Schedule 3.07(c), neither Holdings nor the Borrower has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding materially and adversely affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

         (d) Except as set forth on Schedule 3.07(d), none of Holdings, the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

         SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of Holdings or the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Holdings or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens in favor of the Collateral Agent, created under the Security Documents) or as set forth on Schedule 3.08. Holdings owns 100% of the issued and outstanding equity membership interests of the Borrower, free and clear of all Liens (other than Liens in favor of the Collateral Agent, created under the Security Documents).

         SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental

Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (b) None of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         (c) Except as set forth on Schedule 3.09, certificates of occupancy and permits to the extent required by law are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of occupancy have been delivered to the Collateral Agent as mortgagee with respect to each Mortgaged Property.

         SECTION 3.10. Agreements. (a) None of Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) None of Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.11. Federal Reserve Regulations. (a) None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

         SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

         SECTION 3.14. Tax Returns. Each of Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all Federal income tax returns and all material Federal non-income, material state, material local and material foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes shown on such returns to be due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

         SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

         SECTION 3.16. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under all Plans in the aggregate (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17:

         (a) The properties owned or operated by Holdings, the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of,
(ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last six years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

         (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (d) None of Holdings, the Borrower or any of the Subsidiaries has received any written notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters Holdings, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do Holdings, the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

         (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent and for so long as the Collateral Agent continues to hold such Collateral, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

         (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

         (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the registered Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

         (d) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(d), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

         (e) The Fleet Mortgages are effective to create a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Vessels specified therein, and when the Fleet Mortgages are recorded in the National Vessel Documentation Center of the U.S. Coast Guard, the Fleet Mortgages shall constitute a first preferred fleet mortgage and a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Vessels and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

         (f) The Assignments of Insurances are effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the

Insurances and the Requisition Compensation (each as defined in the Assignments of Insurances) and, when notices of assignment in appropriate form are given, in respect of Insurances, to all brokers, insurance companies and underwriters with or through whom any policies or entries relating to the Insurances or any part thereof are effected, and, in respect of Requisition Compensation, a notice of assignment thereof is given to each person from whom any Requisition Compensation may be due, the Assignments of Insurances shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in such Insurances or Requisition Compensation (as the case may be), in each case prior and superior in right to any other person.

         SECTION 3.20. Location of Real Property and Leased Premises and List of Towboats, Drydocks and Barges. (a) Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Loan Parties and the addresses thereof, other than certain real property of de minimis value. The Loan Parties own in fee all the real property set forth on Schedule 3.20(a).

         (b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Loan Parties and the addresses thereof, other than certain real property of de minimis value. The Loan Parties have valid leases in all the real property set forth on Schedule 3.20(b).

         (c) Schedule 3.20(a) and 3.20(c) list completely and correctly as of the Closing Date all towboats, drydocks and barges owned by the Loan Parties.

         SECTION 3.21. Labor Matters. Except as set forth on Schedule 3.21, as of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

         SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         SECTION 3.23. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the Borrower's computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others) and the testing of all such systems and equipment, as so reprogrammed, is expected in good faith to be completed by June 30, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to result in an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct is business without Material Adverse Effect.


                                   ARTICLE IV

                              Conditions of Lending

         The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

         SECTION 4.01. All Credit Events. On the date of each Borrowing, including on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "Credit Event"), but excluding any conversion or continuation of a Borrowing in accordance with Section 2.10:

         (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.22(b).

         (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) No Event of Default or Default shall have occurred and be continuing.

         Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

         SECTION 4.02. First Credit Event. On the Closing Date:

                  (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Kirkland & Ellis, counsel for Holdings and the Borrower, substantially to the effect set forth in Exhibit J-1 and (ii) each local or special counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibits J-2 and J-3, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings and the Borrower hereby request such counsel to deliver such opinions.

                  (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuing Bank and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  (c) The Administrative Agent shall have received (i) a copy of the articles of organization, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the operating agreement and by-laws, if any, of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or analogous body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the articles of organization or operating agreement, as the case may be, of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to
         (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

                  (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (f) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding Capital Stock of the Borrower and the Subsidiaries shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such Capital Stock, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent, provided that (i) neither the Borrower nor any Domestic Subsidiary shall be required to pledge more than 65% of the Voting Stock of any Foreign Subsidiary (or any of the Capital Stock of either Non-Pledged Foreign Subsidiary) and (ii) no Foreign Subsidiary shall be required to pledge any of its assets, including, without limitation, the Capital Stock of any of its Foreign Subsidiaries.

                  (g) The Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

                  (h) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent filings) filings made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to Accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

                  (i) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower.

                  (j)(i) Each of the Security Documents, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02, (iii) each of such Security Documents shall have been filed and (other than the Fleet Mortgages) recorded in the recording office as specified on Schedule 3.19(d) (or a lender's title insurance commitment, in form and substance reasonably acceptable to the Collateral Agent, insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent) or in the case of the Fleet Mortgages, with the National Vessel Documentation Center of the United States Coast Guard and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation and
         (iv) the Collateral Agent shall have received such other documents, including, in the case of real property, a commitment for a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under
         Section 6.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders.

                  (k) Each of the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                  (l) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                  (m) The LLC Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                  (n) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
         Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

                  (o) The Administrative Agent shall have received an environmental assessment report in form, scope and substance reasonably satisfactory to the Lenders, from Strata Environmental, as to any environmental hazards, liabilities or Remedial Action to which the Borrower or any of the Subsidiaries may be subject and the Lenders shall be reasonably satisfied with the nature and cost of any such hazards, liabilities or Remedial Action and with the Borrower's plans with respect thereto.

                  (p) None of the Recapitalization Documents and the other applicable agreements relating to the Transactions shall have been amended, waived or otherwise modified in any material respect adverse to the Lenders, the Collateral Agent or the Administrative Agent without the approval of the Required Lenders, which approval shall not be unreasonably withheld. The Transactions shall have been consummated or shall be consummated simultaneously with the initial Credit Event in accordance with the terms and conditions of the Recapitalization Documents and applicable law.

                  (q) The Lenders shall be reasonably satisfied with (i) the organizational and capital structure of Holdings and its subsidiaries and (ii) all legal, tax and accounting matters relating to the Transactions. The aggregate amount of fees and expenses (including underwriting discounts and commissions) payable or otherwise borne by Holdings, the Borrower and its Subsidiaries in connection with the Transactions shall not exceed $25,000,000.

                  (r) The Borrower shall have received at least $300,000,000 in gross cash proceeds from the issuance of the Senior Unsecured Notes in a public offering or an offering made pursuant to the terms and conditions of Rule 144A of the Securities Act of 1933, as in effect on the date hereof. The terms and conditions of the Senior Unsecured Debt Documents (including, without limitation, the interest rate, maturity, priority provisions, covenants and events of default) shall be reasonably satisfactory in all material respects to the Lenders.

                  (s) Holdings shall have received at least $60,000,000 in gross cash proceeds from the Equity Contribution and shall have applied the same as provided in the Recapitalization Documents. The terms and conditions of the Senior Preferred Interests (including the "change in control put" provisions thereof) and Holdings' other equity membership interests shall be reasonably satisfactory in all respects to the Administrative Agent.

                  (t) The Lenders shall have received (i) financial projections for a period of ten years following the Closing Date, as prepared by management of the Borrower, reflecting the Transactions and the other transactions contemplated hereby and including the written assumptions on which such projections were based, in each case in form and substance reasonably satisfactory to the Administrative Agent, (ii) audited financial statements for the 1995, 1996 and 1997 fiscal years of each of the Borrower, NBL and National Marine, which financial statements shall not be materially inconsistent with the forecasts for such years previously provided to the Lenders, and (iii) pro forma consolidated financial statements of the Borrower as of March 27, 1998 and for the twelve month period then ended, after giving effect to the Transactions and the consummation of the other transactions contemplated hereby, which shall not be materially inconsistent with the projections previously provided to the Lenders.

                  (u) After giving effect to the Transactions and the other transactions contemplated hereby, Holdings and its subsidiaries shall have outstanding no Indebtedness, preferred stock or preferred membership interests other than (i) Indebtedness incurred under the Loan Documents, (ii) the Senior Unsecured Notes, (iii) the Junior Preferred Interests, (iv) the Senior Preferred Interests and (v) other Indebtedness permitted under Section 6.01(a).

                  (v) The Lenders shall have received appraisals, satisfactory in form and substance to the Administrative Agent, with respect to the fleet of barges, towboats and other marine equipment owned by the Borrower or its subsidiaries, as the Administrative Agent shall reasonably request.

                  (w) The Lenders shall have received a solvency letter from Houlihan Lokey Howard & Zukin, in form and substance reasonably satisfactory to the Lenders, as to the solvency of Holdings and its subsidiaries on a consolidated basis after giving effect to the Transactions and the consummation of the other transactions contemplated hereby.

                  (x) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the Transactions or the other transactions contemplated hereby.

                  (y) The Assignments of Insurances shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect, and each notice of assignment required by law to be given to brokers, insurance companies and underwriters with or through whom any policies relating to the Insurances described in such assignments or any part thereof have been effected in order to create in favor of the Collateral Agent for the benefit of the Secured Parties valid, legal and perfected first-priority security interests in and liens on the Insurances (subject to Liens, if any, expressly permitted by Section 6.02(b)), shall have been given.


                                    ARTICLE V

                              Affirmative Covenants


         Each of Holdings and the Borrower covenants and agrees with each Lender that until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts then due and payable under any Loan Document (other than wholly contingent indemnification obligations) shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or cash collateralized to the satisfaction of the Administrative Agent and the Issuing Bank, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Subsidiaries to:

         SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect in all material respects the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its consolidated business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect; and, except in the case of sales of assets permitted pursuant to Section 6.05 or a Casualty or Condemnation, at all times maintain and preserve all property material to the conduct of such business and keep in all material respects such property in good repair, working order and condition, normal wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.02. Insurance. In the case of the Borrower and each
Subsidiary:

         (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, in each case as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

         (b) Cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall, during the continuance of such Event of Default pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

         (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require.

         (d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $25,000,000, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

         (e) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

         (f) Without limiting the generality of the foregoing, keep the Vessels insured in accordance with the insurance requirements of the Fleet Mortgages.

         SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than any Lien permitted under Section 6.02) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

         SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations, members' equity interest and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Coopers & Lybrand L.L.P. or other independent public accountants of recognized national standing reasonably acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of operations, members' equity interest and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a letter of the accounting firm or certificate of the Financial Officer reporting on or certifying such statements (which letter, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) reporting that they are unaware that any Event of Default has occurred, in the case of the accounting firm, or certifying that no Event of Default or Default has occurred, in the case of the Financial Officer or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11 and 6.12;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

                  (e) prior to the beginning of each fiscal year, a copy of the budget for its consolidated balance sheet and related statements of income and cash flows for each quarter of such fiscal year; and

                  (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

                  (a) the occurrence of any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

                  (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 5.06. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any Subsidiary at reasonable times and upon reasonable notice and as often as reasonably requested, but in no event more than four times per fiscal year unless an Event of Default shall have occurred and be continuing, and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Holdings, the Borrower or any Subsidiary with the officers thereof and independent accountants therefor; provided, however, that, unless a Default or Event of Default shall have occurred and be continuing, in no event shall the Administrative Agent or any Lender or any of their respective designees contact any customer or supplier of the Borrower or any Subsidiary regarding this Agreement and the Indebtedness hereunder without the prior consent of the Borrower.

         SECTION 5.07. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

         SECTION 5.08. Compliance with Environmental Laws. Except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect, comply, and use reasonable efforts to cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that none of Holdings, the Borrower or any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

         SECTION 5.09. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or 5.08 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days (or such longer period as is reasonably required in the circumstances) after such request, at the expense of the

Borrower, an environmental site assessment report with respect to the subject matter of such breach prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent indicating, where appropriate under the circumstances, the estimated cost of any compliance or Remedial Action in connection with such breach.

         SECTION 5.10. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary to execute a Subsidiary Guarantee Agreement, Indemnity Subrogation and Contribution Agreement and each applicable Security Document in favor of the Collateral Agent, provided that no such Domestic Subsidiary shall be required to pledge more than 65% of the Voting Stock of any Foreign Subsidiary or any of the Capital Stock of either Non-Pledged Foreign Subsidiary. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower (including real and other properties acquired subsequent to the Closing Date)), provided that the Borrower shall not be required to pledge more than 65% of the Voting Stock of any Foreign Subsidiary or any of the Capital Stock of either Non-Pledged Foreign Subsidiary. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.


                                   ARTICLE VI

                               Negative Covenants


         Each of Holdings and the Borrower covenants and agrees with each Lender that until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts then due and payable under any Loan Document (other than wholly contingent indemnification obligations) have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or cash collateralized to the satisfaction of the Administrative Agent and the Issuing Bank, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:

         SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness for borrowed money existing on the date hereof and set forth in Schedule 6.01;

                  (b) Indebtedness created hereunder and under the other Loan Documents;

                  (c) the Senior Unsecured Notes and the Guarantees thereof (or the notes exchanged therefor pursuant to and in accordance with the Senior Unsecured Debt Documents);

                  (d) Indebtedness consisting of purchase money Indebtedness or Capital Lease Obligations incurred in the ordinary course of business after the Closing Date to finance or refinance Consolidated Capital Expenditures, provided that (A) a description of the assets financed thereby shall have been furnished to the Administrative Agent for any assets for which the purchase price is greater than $750,000, (B) the aggregate principal amount of any Indebtedness or Capital Lease Obligations incurred pursuant to this paragraph (d) outstanding at any time shall not exceed $25,000,000 and (C) the sum of the aggregate principal amount of all Indebtedness or Capital Lease Obligations incurred by Foreign Subsidiaries pursuant to this paragraph (d) and unsecured Indebtedness incurred by Foreign Subsidiaries pursuant to paragraph (l) below and, in each case outstanding at any time, shall not exceed $25,000,000;

                  (e) intercompany loans and advances permitted by Section 6.04(c) and Section 6.04(l);

                  (f) Indebtedness of the Borrower or any Subsidiary to Holdings, provided that such Indebtedness (A) is subordinated to the prior payment in full of the Obligations on terms satisfactory to the Administrative Agent and (B) is evidenced by an intercompany note pledged by Holdings to the Collateral Agent pursuant to the Pledge Agreement for the benefit of the Secured Parties;

                  (g) ordinary course Interest Rate Protection Agreements and ordinary course, non-speculative foreign exchange and commodity protection agreements;

                  (h) Indebtedness arising out of judgments or awards (other than any judgment that is described in clause (i) of Article VII and constitutes a Default or Event of Default thereunder) in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided that the Borrower shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

                  (i) Indebtedness under performance bonds incurred in the ordinary course of business;

                  (j) in the case of the Borrower and the Subsidiary Guarantors, Indebtedness the net proceeds of which are used substantially concurrently with the incurrence thereof to refinance the Senior Unsecured Notes so long as (i) such refinancing Indebtedness is in an aggregate principal amount, or, if issued at a discount, the issue price is, not greater than the aggregate principal amount of the Indebtedness being refinanced plus the amount of any premiums required to be paid thereon, the amount of accrued and unpaid interest thereon and the fees and expenses incurred in connection with such refinancing,
         (ii) such Indebtedness has a final maturity no later than and a weighted average life no longer than than the Indebtedness being refinanced and (iii) the covenants, events of default and other provisions thereof (including any Guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being refinanced;

                  (k) Indebtedness issued upon the exchange of Senior Preferred Interests in accordance with the LLC Agreement as in effect on the Closing Date without giving effect to any subsequent amendment, modification or supplement to the terms thereof; and

                  (l) additional unsecured Indebtedness in an aggregate amount at any time outstanding not exceeding $25,000,000, provided that the sum of the aggregate principal amount of all Indebtedness incurred by a Foreign Subsidiary pursuant to this paragraph (l) and Indebtedness and Capital Lease Obligations incurred by Foreign Subsidiaries pursuant to paragraph (d) above and, in each case, outstanding at any time shall not exceed $25,000,000.

         SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02, provided that such Liens shall secure only those obligations which they secure on the date hereof and refinancings thereof which do not increase the outstanding principal amount thereof;

                  (b) any Lien created under the Loan Documents or permitted under the Fleet Mortgages;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary, provided that
         (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary, (iii) such Lien does not
         (A) materially interfere with the use, occupancy and operation of any Mortgaged Property, (B) materially reduce the fair market value of such Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such Mortgaged Property;

                  (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

                  (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising, in the case of such other like Liens, in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with
         Section 5.03;

                  (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred, in the case of such other similar encumbrances, in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary, provided that (i) such security interests secure Indebtedness permitted by Section 6.01(d), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) (or if such Indebtedness exceeds such 85% limit, such Indebtedness is non-recourse to Holdings, the Borrower and the Subsidiaries) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

                  (j) Liens securing appeal bonds or arising out of judgments or awards (other than any judgment that is described in clause (i) of Article VII and constitutes a Default or Event of Default thereunder) in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided that the Borrower shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

                  (k) Liens resulting from arrangements among the stockholders of Foreign Subsidiaries which limit or restrict the transfer of Capital Stock of such Foreign Subsidiaries by those stockholders to third parties; and

                  (l) additional Liens on property or assets securing obligations (other than Indebtedness for borrowed money) not exceeding $250,000 at any time, provided that, to the extent any such Lien applies to any Collateral (as defined in any such Security Document), such Lien does not have priority over the Liens created under the Security Documents.

         SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that the Borrower and the Subsidiaries may enter into any such arrangement to the extent that the Capital Lease Obligation and Liens associated therewith would be permitted by Sections 6.01(d) and 6.02(i), respectively.

         SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Capital Stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) investments existing on the date hereof by Holdings in the Capital Stock of the Borrower and by the Borrower in the Capital Stock of the Subsidiaries, and additional investments by Holdings in the Capital Stock of the Borrower and by the Borrower and its Subsidiaries in the Capital Stock of the Subsidiary Guarantors;

                  (b) Permitted Investments;

                  (c) loans or advances made by any Loan Party to the Borrower or any Subsidiary that are evidenced by an intercompany note pledged to the Collateral Agent pursuant to the Pledge Agreement for the benefit of the Secured Parties;

                  (d) investments consisting of non-cash consideration received in connection with a sale of assets permitted by Section 6.05(b);

                  (e) loans and advances to employees and officers of Holdings, the Borrower or any of the Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate principal amount outstanding at any one time not to exceed $2,500,000;

                  (f) loans and advances in an aggregate principal amount outstanding at any one time not to exceed $2,000,000 to management and other employees of the Borrower, the proceeds of which are used in their entirety to purchase Capital Stock of Holdings and other investments pursuant to retirement savings programs;

                  (g) Consolidated Capital Expenditures permitted pursuant to
         Section 6.10;

                  (h) ordinary course Interest Rate Protection Agreements and ordinary course, non-speculative foreign exchange and commodity protection agreements;

                  (i) Accounts;

                  (j) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (k) loans and advances to Garvan existing on the Closing Date and set forth on Schedule 6.04(k);

                  (l) additional loans or advances made by any Loan Party to Garvan that are evidenced by an intercompany note pledged to the Collateral Agent pursuant to the Pledge Agreement for the benefit of the Secured Parties, provided that, unless and until Garvan shall become a Foreign Subsidiary, the aggregate principal amount outstanding at any one time of such loans and advances made by Loan Parties to Garvan under this paragraph (l) shall not exceed $20,000,000;

                  (m) investments in the Capital Stock of Holdings permitted by
         Section 6.06(vii); and

                  (n) other investments, loans or advances in an amount at any time outstanding not exceeding $25,000,000.

         SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole (whether now owned or hereafter acquired), or any Capital Stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory and scrap, obsolete, excess and worn out assets in the ordinary course of business, (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (A) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (B) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration (provided, that if any such transaction involves a Domestic Subsidiary, the surviving entity shall be a wholly owned Domestic Subsidiary and no person other than the Borrower or a wholly owned Domestic Subsidiary shall receive any consideration) and (C) any Foreign Subsidiary may merge into or consolidate with any other Foreign Subsidiary in a transaction in which the surviving entity is a Subsidiary and the value of the Borrower's direct or indirect interest in such surviving entity immediately after such merger or consolidation is at least equal to the aggregate value of its direct or indirect interest in the merging or consolidating Foreign Subsidiaries immediately prior to such merger or consolidation, and (iii) the Borrower and any Subsidiary may make Consolidated Capital Expenditures permitted by Section 6.10 and sale and lease-back transactions permitted by Section 6.03.

         (b) Neither the Borrower nor any Subsidiary shall engage in any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 85% of which is cash, (ii) such consideration is at least equal to the fair market value (as determined in good faith by the Borrower's board of directors or analogous body) of the assets being sold, transferred, leased or disposed of and
(iii) the fair market value (as determined in good faith by the Borrower's board of directors or analogous body) of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed (i) $20,000,000 in any fiscal year or (ii) $100,000,000 in the aggregate.

         SECTION 6.06. Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Capital Stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Capital Stock or set aside any amount for any such purpose; provided, however, that:

                  (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its shareholders;

                  (ii) Holdings may declare and pay dividends with respect to the Senior Preferred Interests payable solely in additional Senior Preferred Interests;

                  (iii) Holdings may declare and pay dividends with respect to the Junior Preferred Interests payable solely in additional Junior Preferred Interests;

                  (iv) the Borrower may distribute to Holdings, and Holdings may distribute to its members, Tax Distributions;

                  (v) if at the time thereof and after giving effect thereto no Default has occurred and is continuing, the Borrower may declare and pay dividends to Holdings at such times and in such amounts, not exceeding $3,000,000 during any fiscal year, as shall be necessary to permit Holdings to discharge liabilities it can incur and pay pursuant to this Agreement;

                  (vi) following the fifth anniversary of the Closing Date, the Borrower may pay dividends to Holdings, and Holdings may declare and pay dividends to its members, in cash in an aggregate amount during any fiscal year not to exceed the lesser of (A) 50% of that portion of Excess Cash Flow (if any) from the preceding fiscal year not required to be used to prepay the Loans pursuant to Section 2.13(d) and (B) the sum of (1) $7,500,000 and (2) the excess (if any) of the aggregate amount provided in this subclause (B) for prior fiscal years ending after such fifth anniversary over the aggregate amount actually dividended to Holdings pursuant to this clause (vi) in such fiscal years, provided that no payment shall be permitted under this clause
         (vi) unless at the time of such payment and after giving effect thereto
         (x) no Default has occurred and is continuing and (y) the Consolidated Leverage Ratio as of the last day of the last fiscal quarter for which financial statements are available does not exceed 3.50 to 1.00; and

                  (vii) the Borrower may declare and pay dividends or make other distributions to permit Holdings to purchase, redeem, retire or otherwise acquire (A) Capital Stock of its members, or options or warrants to purchase Capital Stock, held by officers, directors or employees of Holdings, the Borrower or any Subsidiary pursuant to a compensation plan or arrangement in connection with the death, disability or termination of employment of any such officer, director or employee or (B) Capital Stock owned by any officer, director or employee of Holdings, the Borrower or any Subsidiary pursuant to the exercise of options or warrants to purchase such Capital Stock by such officer, director or employee or to pay taxes incurred in connection with such exercise of options or warrants in an aggregate amount for all such transactions described in clauses (A) and (B) not exceeding the sum of

         (x) $1,000,000 plus (y) the proceeds of any substantially concurrent issuance of Capital Stock of Holdings to any officer, director or employee of Holdings, the Borrower or any Subsidiary.

         (b) Permit its subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such subsidiary, provided that the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or the Senior Unsecured Debt Documents.

         SECTION 6.07. Transactions with Affiliates. Except as set forth on
Schedule 6.07, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) the Borrower or any Subsidiary may engage in (i) any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (ii) the transactions permitted pursuant to Sections 6.04, 6.05 and 6.06 and (iii) the Transactions, including, without limitation, the Tax Distributions and (b) this Section 6.07 shall not apply to transactions between or among (i) the Borrower and one or more wholly owned Domestic Subsidiaries or (ii) wholly owned Foreign Subsidiaries.

         SECTION 6.08. Business of Holdings, Borrower and Subsidiaries. (a) Other than Holdings, engage at any time in any business or business activity other than a Related Business.

         (b) In the case of Holdings, engage in any business or business activity other than being a holding company for the Capital Stock of the Borrower and the issuer of its securities permitted hereby and activities reasonably incidental thereto.

         SECTION 6.09. Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of (i) the LLC Agreement or the Recapitalization Documents or (ii) any indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock of Holdings, the Borrower or any Subsidiary is outstanding in an aggregate outstanding principal amount in excess of $5,000,000, or modify its articles of organization, operating agreement or by-laws, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

         (b) (i) make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled (or, in the case of Indebtedness described in Section 6.01(d), mandatory) payments of principal and interest as and when due, in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness for borrowed money of the Borrower or any Subsidiary in an outstanding principal amount exceeding $5,000,000 or (ii) pay in cash any amount in respect of such Indebtedness that may at the obligor's option be paid in kind or in other securities, except:

                  (A) payment of Indebtedness created under the Loan Documents;

                  (B) repayment of Indebtedness (including Indebtedness under the Existing Debt Instruments and the Existing Credit Agreements) on the Closing Date in connection with the Recapitalization; and

                  (C) payment of intercompany Indebtedness between or among Holdings, the Borrower and its Subsidiaries permitted under clauses (e) and (f) of Section 6.01 and payment of Indebtedness permitted under clauses (h) and (i) of Section 6.01.

         SECTION 6.10. Capital Expenditures. Permit the aggregate amount of Consolidated Capital Expenditures made by the Borrower and the Subsidiaries, taken as a whole, (a) in the fiscal year ended December 25, 1998, to exceed the excess of (i) $70,000,000 over (ii) the aggregate amount of Consolidated Capital Expenditures made in 1998 by the Borrower and the Subsidiaries and National Marine and its subsidiaries, taken as a whole, prior to the Closing Date, and
(b) in any fiscal year of the Borrower set forth below to exceed the sum of (x) the amount set forth opposite such fiscal year below and (y) the Net Cash Proceeds from Sponsor Equity Contributions made during such fiscal year; provided, however, that the amount of Consolidated Capital Expenditures in any fiscal year of the Borrower so permitted to be incurred shall be increased by an amount equal to the amount of unused Consolidated Capital Expenditures so permitted to be incurred for the immediately preceding fiscal year of the Borrower (without giving effect to this proviso):

                Year                                 Amount
                ----                                 ------
                1999                              $ 90,000,000
                2000                               110,000,000
                2001                               110,000,000
                2002                               110,000,000
                2003                               150,000,000
                2004                               150,000,000
                2005                               155,000,000
                2006                               160,000,000
                2007                               160,000,000

         SECTION 6.11. Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter falling in any period set forth below to be in excess of the ratio set forth below for such period.

      Year                                                      Ratio
      ----                                                      -----
      June 30, 1998 through September 30, 2000                  5.50 to 1.00
      December 31, 2000 through September 30, 2001              5.00 to 1.00
      December 31, 2001 through September 30, 2002              4.50 to 1.00
      Thereafter                                                4.00 to 1.00

         SECTION 6.12. Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for (a) the (i) fiscal quarter ended September 25, 1998, (ii) the two fiscal quarter period ended December 25, 1998, or (iii) the three fiscal quarter period ended March 26, 1999, to be less than
1.75 to 1.00 or (b) any period of four consecutive fiscal quarters ending in any period set forth below to be less than the ratio set forth below for such period, tested, in each case, at the end of such quarter.

              Period                             Ratio
              ------                             -----
              June 25, 1999, through
              September 29, 2000              1.75 to 1.00
              The last Friday in
              December, 2000 through
              the last Friday in
              September, 2001                 2.00 to 1.00
              The last Friday in
              December, 2001 through
              the last Friday in
              September, 2002                 2.25 to 1.00
              Thereafter                      2.50 to 1.00


         SECTION 6.13. Fiscal Year. Permit the fiscal year of Holdings or the Borrower to end on a day other than the last Friday in December of any calendar year.


                                   ARTICLE VII

                                Events of Default


         In case of the happening of any of the following events ("Events of Default"):

         (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

         (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

         (d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.06 or in Article VI;

         (e) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

         (f) Holdings, the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Subsidiary, or of a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Holdings, the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (h) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in
(g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

         (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000, which amount is not covered by insurance (provided that in the event such a judgment is covered by insurance, the Administrative Agent is provided with satisfactory evidence that the insurance provider will provide the coverage relating thereto) shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

         (j) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding (i) $1,000,000 in any year or (ii) $5,000,000 for all periods;

         (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement or to continue previously filed financing statements prior to the expiration thereof and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy; or

         (l) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding, if any, to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

         In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent and, for purposes of the Fleet Mortgages, Security Trustee, on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent, the Collateral Agent and Security Trustee are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

         Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility in their capacity as such to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, subject to the Borrower's approval, not to be unreasonably withheld, so long as no Default or Event of Default shall have occurred and be continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent with the consent of the Borrower (which consent shall not be unreasonably withheld) which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

         Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents. Each Revolving Credit Lender agrees to reimburse and indemnify the Issuing Bank and its directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                  Miscellaneous

         SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower or Holdings, to it at American Commercial Lines LLC, 1701 E. Market Street, Jeffersonville, Indiana 47130, Attention: General Counsel, Telecopy Number: (812) 288-0294; with copies to Citicorp Venture Capital, Ltd., 399 Park Avenue, 14th Floor, New York, New York 10043, Attention: David F. Thomas, Richard E. Mayberry, Jr., Telecopy Number: (212) 888-2940, and Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York 10022,
         Attention: Kirk A. Radke, Esq., Telecopy Number (212) 446-4900;

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10005, Attention of Lenora Kiernan (Telecopy No. (212) 552-5650), with a copy to The Chase Manhattan Bank, at 270 Park Avenue, New York 10017, Attention of Craig H. Fuehrer (Telecopy No. (212) 270-9647); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

         SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any

Fee or any other amount then due and payable under this Agreement or any other Loan Document is outstanding and unpaid (other than wholly-contingent indemnification obligations) or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

         SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender or to an Approved Fund, (x) the Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment), (ii) unless otherwise agreed to by the Administrative Agent, the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16,
2.20 and 9.05 and be subject to the provisions of Section 9.16, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitments and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this

Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to
Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Issuing Bank and the Borrower. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (e).

         (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders and had acquired their participations by assignment pursuant to Section 9.04(b) and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Guarantor or all or any substantial part of the Collateral).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.16.

         (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such any such assignment, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

         (i) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

         (j) In the event that Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 or C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), respectively, then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

         SECTION 9.05. Expenses; Indemnity. (a) The Borrower and Holdings agree, jointly and severally, to pay all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

         (b) The Borrower and Holdings agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, trustees, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) All amounts due under this Section 9.05 shall be payable on written demand therefor.

         SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease or extend the date for payment of the Commitment Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.17 or 9.04(i), the provisions of this Section, the definition of the term "Required Lenders" or release any Guarantor or all or any substantial part of the Collateral, without the prior written consent of each Lender or (iv) change the allocation between Tranche B Term Loans and Tranche C Term Loans of any prepayment pursuant to Section 2.12 or
2.13 without the prior written consent of (A) Lenders holding a majority of the aggregate outstanding principal amount of the Tranche B Term Loans and (B) Lenders holding a majority of the aggregate outstanding principal amount of the Tranche C Term Loans; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank.

         SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section
9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract among the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof (including, following the Closing Date, the Commitment Letter dated April 17, 1998, among the Administrative Agent, Chase Securities Inc. and VGI) is superseded by this Agreement and the other Loan Documents and shall be terminated on the Closing Date. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

         (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.16. Confidentiality. The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, provided that such persons are notified of the confidential nature of such Information, (b) to the extent requested by any regulatory authority, including the National Association of Insurance Commissioners, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process (after reasonable notice to Borrower so that Borrower may seek a protective order or other appropriate remedy), (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16 or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower or Holdings. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower or Holdings and related to the Borrower or Holdings, any shareholder of the Borrower or Holdings or any employee, customer or supplier of the Borrower or Holdings, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower or Holdings, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

         SECTION 9.17. Termination. Subject to the last sentence of Section 9.02, this Agreement and the other Loan Documents shall terminate when all the Obligations (other than wholly contingent indemnification obligations not then due and payable) have been indefeasibly paid in full, the Lenders have no further commitment to lend, the L/C Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under this Agreement, at which time the Collateral Agent shall execute and deliver to the Borrower, Holdings and the Subsidiary Guarantors all Uniform Commercial Code termination statements, mortgage assignments or satisfactions and similar documents which the Borrower, Holdings and the Subsidiary Guarantors shall reasonably request to evidence such termination.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                AMERICAN COMMERCIAL LINES LLC,

                                by
                                    /s/ Michael  A. Khouri
                                    --------------------------------------
                                    Name:  Michael A. Khouri
                                    Title: Senior Vice President


                                AMERICAN COMMERCIAL LINES HOLDINGS
                                LLC,

                                by  CSX BROWN CORP., as manager,

                                by
                                    /s/ Gregory R. Weber
                                    --------------------------------------
                                    Name:  Gregory R. Weber
                                    Title: Vice President and Treasurer


                                THE CHASE MANHATTAN BANK,
                                individually and as Administrative Agent,
                                Collateral Agent, Issuing Bank and
                                Security Trustee,

                                by
                                    /s/ Robert W. Matthews
                                    --------------------------------------
                                    Name:  Robert W. Matthews
                                    Title: Vice President


                                ALLSTATE INSURANCE COMPANY,

                                by
                                    /s/ Charles D. Mires
                                    --------------------------------------
                                    Name:  Charles D. Mires
                                    Title: Authorized Signatory

                                by
                                    /s/ Jerry D. Zinkula
                                    --------------------------------------
                                    Name:  Jerry D. Zinkula
                                    Title: Authorized Signatory

                                BHF-BANK Aktiengesellschaft

                                by
                                    /s/ Anthony Heyman
                                    --------------------------------------
                                    Name:  Anthony Heyman
                                    Title: Assistant Vice President

                                by
                                    /s/ John Sykes
                                    --------------------------------------
                                    Name:  John Sykes
                                    Title: Vice President


                                BALANCED HIGH-YIELD FUND I, LTD.,

                                by  BHF-BANK Aktiengesellschaft,
                                    acting through its New York branch, as
                                    Attorney-in-Fact

                                by
                                    /s/ Anthony Heyman
                                    --------------------------------------
                                    Name:  Anthony Heyman
                                    Title: Assistant Vice President

                                by
                                    /s/ John Sykes
                                    --------------------------------------
                                    Name:  John Sykes
                                    Title: Vice President


                                BANK ONE KENTUCKY, NA,

                                by
                                    /s/ Dennis P. Heishman
                                    --------------------------------------
                                    Name:  Dennis P. Heishman
                                    Title: Senior Vice President


                                CORESTATES BANK,

                                by
                                    /s/ Carmel C. Albano
                                    --------------------------------------
                                    Name:  Carmel C. Albano
                                    Title: Vice President


                                CREDIT LYONNAIS NEW YORK BRANCH,

                                by
                                    /s/ Kevin J. Kelsey
                                    --------------------------------------
                                    Name:  Kevin J. Kelsey
                                    Title: Assistant Vice President

                                CRESCENT/MACH I PARTNERS, L.P.,

                                by  TCW Asset Management Company, its
                                    Investment Manager

                                by
                                    /s/ Justin L. Driscoll
                                    --------------------------------------
                                    Name:  Justin L. Driscoll
                                    Title: Senior Vice President


                                CYPRESSTREE INVESTMENT FUND, LLC,

                                by  CYPRESSTREE INVESTMENT
                                    MANAGEMENT COMPANY, its
                                    Managing Member

                                by
                                    /s/ Joseph A. Germain
                                    --------------------------------------
                                    Name:  Joseph A. Germain
                                    Title: Principal


                                CYPRESSTREE INVESTMENT
                                MANAGEMENT COMPANY, INC.,

                                as Attorney-in-Fact and on behalf of First
                                   Allmerica Financial Life Insurance
                                   Company as Portfolio Manager

                                by
                                    /s/ Joseph A. Germain
                                    --------------------------------------
                                    Name:  Joseph A. Germain
                                    Title: Principal


                                CYPRESSTREE SENIOR FLOATING RATE
                                FUND,

                                by  CYPRESSTREE INVESTMENT
                                    MANAGEMENT COMPANY, INC., as
                                    Portfolio Manager

                                by
                                    /s/ Joseph A. Germain
                                    --------------------------------------
                                    Name:  Joseph A. Germain
                                    Title: Principal

                                FLOATING RATE PORTFOLIO

                                by  INVESCO Senior Secured Management,
                                    Inc., as Attorney-in-Fact

                                by
                                    /s/ Kathleen A. Lenarcic
                                    --------------------------------------
                                    Name:  Kathleen A. Lenarcic
                                    Title: Authorized Signatory


                                FRANKLIN FLOATING RATE TRUST

                                by
                                    /s/ Chauncey Lufkin
                                    --------------------------------------
                                    Name:  Chauncey Lufkin
                                    Title: Vice President


                                HIBERNIA BANK

                                by
                                    /s/ S. John Castellano
                                    --------------------------------------
                                    Name:  S. John Castellano
                                    Title: Vice President


                                ING HIGH INCOME PRINCIPAL
                                PRESERVATION FUND HOLDINGS, LDC,

                                by  ING Capital Advisors, Inc., as
                                    Investment Advisor

                                by
                                    /s/ Michael D. Hatley
                                    --------------------------------------
                                    Name:  Michael D. Hatley
                                    Title: Senior Vice President


                                KZH-CYPRESSTREE-1 CORPORATION,

                                by
                                    /s/ Virginia Conway
                                    --------------------------------------
                                    Name:  Virginia Conway
                                    Title: Authorized Agent


                                KZH-2 CORPORATION,

                                by
                                    /s/ Virginia Conway
                                    --------------------------------------
                                    Name:  Virginia Conway
                                    Title: Authorized Agent

                                KZH-SOLEIL-2 CORPORATION,

                                by
                                    /s/ Virginia Conway
                                    --------------------------------------
                                    Name:  Virginia Conway
                                    Title: Authorized Agent


                                KZH HOLDING CORPORATION III,

                                by
                                    /s/ Virginia Conway
                                    --------------------------------------
                                    Name:  Virginia Conway
                                    Title: Authorized Agent


                                KZH IV CORPORATION,

                                by
                                    /s/ Virginia Conway
                                    --------------------------------------
                                    Name:  Virginia Conway
                                    Title: Authorized Agent


                                KZH-PAMCO CORPORATION,

                                by
                                    /s/ Virginia Conway
                                    --------------------------------------
                                    Name:  Virginia Conway
                                    Title: Authorized Agent


                                ML CLO XIX STERLING (CAYMAN) LTD.,

                                by  STERLING ASSET MANAGER, L.L.C., as
                                    its Investment Advisor

                                by
                                    /s/ Rafael Scolari
                                    --------------------------------------
                                    Name:  Rafael Scolari
                                    Title: President


                                MASSACHUSETTS MUTUAL LIFE
                                INSURANCE COMPANY,

                                by
                                    /s/ Clifford M. Noreen
                                    --------------------------------------
                                    Name:  Clifford M. Noreen
                                    Title: Managing Director

                                MASSMUTUAL HIGH YIELD PARTNERS II,
                                LLC,

                                by  HYP Management, Inc., as Managing
                                    Member

                                by
                                    /s/ Clifford M. Noreen
                                    --------------------------------------
                                    Name:  Clifford M. Noreen
                                    Title: Vice President


                                MERRILL LYNCH SENIOR FLOATING
                                RATE FUND, INC.,

                                by
                                    /s/ Gilles Marchand
                                    --------------------------------------
                                    Name:  Gilles Marchand
                                    Title: Vice President


                                METROPOLITAN LIFE INSURANCE CO.,

                                by
                                    /s/ James R. Dingler
                                    --------------------------------------
                                    Name:  James R. Dingler
                                    Title: Director


                                MORGAN STANLEY DEAN WITTER
                                PRIME INCOME TRUST,

                                by
                                    /s/ Sheila A. Finnerty
                                    --------------------------------------
                                    Name:  Sheila A. Finnerty
                                    Title: Vice President


                                NATEXIS BANQUE BECE,

                                by
                                    /s/ William C. Maier
                                    --------------------------------------
                                    Name:  William C. Maier
                                    Title: VP-Group Manager

                                by
                                    /s/ Frank H. Madden, Jr.
                                    --------------------------------------
                                    Name:  Frank H. Madden, Jr.
                                    Title: Vice President

                                NATIONAL CITY BANK,

                                by
                                    /s/ Lisa Mahoney
                                    --------------------------------------
                                    Name:  Lisa Mahoney
                                    Title: Assistant Vice President


                                NATIONAL WESTMINSTER BANK, PLC.

                                by  NatWest Capital Markets Limited,
                                    its agent

                                by  Greenwich Capital Markets, Inc.,
                                    its agent

                                by

                                    /s/ R. Christopher MacKenzie
                                    --------------------------------------
                                    Name:  R.Christopher MacKenzie
                                    Title: Vice President


                                OCTAGON LOAN TRUST

                                by  Octagon Credit Investors, as manager

                                by
                                    /s/ Richard W. Stewart
                                    --------------------------------------
                                    Name:  Richard W. Stewart
                                    Title: Managing Director


                                ORIX USA CORPORATION

                                by  Orix USA Corporation

                                by
                                    /s/ Hiroyuki Miyauchi
                                    --------------------------------------
                                    Name:  Hiroyuki Miyauchi
                                    Title: Executive Vice President


                                PNC BANK, N.A.,

                                by
                                    /s/ Ralph M. Bowman
                                    --------------------------------------
                                    Name:  Ralph M. Bowman
                                    Title: Vice President


                                PARIBAS CAPITAL FUNDING, LLC,

                                by
                                    /s/ Jeffrey J. Youle
                                    --------------------------------------
                                    Name:  Jeffrey J. Youle
                                    Title: Director

                                SENIOR HIGH INCOME PORTFOLIO, INC.

                                by
                                    /s/ Gilles Marchand
                                    --------------------------------------
                                    Name:  Gilles Marchand
                                    Title: Vice President


                                STAR BANK, N.A.

                                by
                                    /s/ Mark F. Wheeler
                                    --------------------------------------
                                    Name:  Mark F. Wheeler
                                    Title: Senior Vice President


                                STEIN ROE & FARNHAM INCORPORATED, as
                                agent for KEYPORT LIFE INSURANCE
                                COMPANY,

                                by
                                    /s/ Brian W. Good
                                    --------------------------------------
                                    Name:  Brian W. Good
                                    Title: Vice President & Portfolio Manager


                                TRANSAMERICA LIFE INSURANCE AND
                                ANNUITY COMPANY,

                                by
                                    /s/ John M. Casparian
                                    --------------------------------------
                                    Name:  John M. Casparian
                                    Title: Investment Officer


                                THE TRAVELERS INSURANCE COMPANY

                                by
                                    /s/ A. William Carnduff
                                    --------------------------------------
                                    Name:  A. William Carnduff
                                    Title: 2nd Vice President


                                VAN KAMPEN AMERICAN CAPITAL

                                by  Senior Income Trust

                                by
                                    /s/ Jeffrey W. Maillet
                                    --------------------------------------
                                    Name:  Jeffrey W. Maillet
                                    Title: Senior Vice President & Director